Exhibit 99

NON-SOLICITATION AND NON-DISCLOSURE AGREEMENT

THIS NON-SOLICITATION AND NON-DISCLOSURE AGREEMENT (“Agreement”) is made and entered into this 8th day of February, 2006, by and between The St. Paul Travelers Companies, Inc., a Minnesota corporation with its principal place of business located in St. Paul, Minnesota and its present and future affiliated entities (collectively, the “Company”), and              (the “Employee”).

WITNESSETH:

WHEREAS, the Employee is employed by the Company; and

WHEREAS, the Company is engaged in the business of underwriting and selling insurance and insurance-related products throughout the United States.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

SECTION 1.                                               CONSIDERATION.

(a)                                  As consideration for the execution of this Agreement, the Employee acknowledges receipt of the amount of Five Thousand Dollars ($5,000.00) (“the Consideration”), which constitutes good, valuable and independent consideration for all of Employee’s covenants and obligations in this Agreement and is above and beyond any compensation Employee is entitled to receive from the Company.

(b)                                 As further consideration for the execution of this Agreement, the Employee shall be eligible to participate in and receive the benefits of the executive severance plan as set forth in Schedule B of The St. Paul Travelers Companies, Inc. Severance Plan (Effective April 1, 2004), as added thereto by the Second Amendment (the “Severance Plan”), in the event Employee is involuntarily terminated because of a reduction in force, involuntarily terminated for reasons other than Cause (as defined in Section 2(b)) or asked to take a substantial demotion, pursuant to the terms and conditions of the Severance Plan and regardless of any amendment to or termination of the Severance Plan, except that for the purpose of Schedule B, the number of months of severance benefit shall in no event be less than 21 months and the “total monthly cash compensation” shall in no event be less than one twelfth (1/12) of the Employee’s base salary in effect at the time of his/her termination of employment (“final base salary”) plus the greater of (i) one twelfth (1/12) of the average of his/her two most recent cash payments under the annual incentive compensation plan of the Company, or (ii) one twelfth (1/12) of 125% of the final base salary for any Employee who is serving the Employer in a position of Executive Vice President or equivalent (as determined by Company and the position of Vice Chairman is deemed to be equivalent to Executive Vice President); and 110% of the final base salary of any Employee who is serving the

Employer in a position of Senior Vice President or equivalent (as determined by Company). Further, in order to be eligible for benefits under the Severance Plan, Employee will be required to, among other things, execute a Waiver and Release, as defined in the Severance Plan, in a form satisfactory to Company. (The current standard non-solicitation clauses included in the Waiver and Release are attached and incorporated herein for your reference as Exhibit A.)  Nothing in this Agreement is intended or may be interpreted to amend or revise the Severance Plan, except as set forth and applicable herein. Schedule B of the St. Paul Travelers Companies, Inc. Severance Plan, as amended, is attached and incorporated herein as Exhibit B. Exhibit B, together with the above described enhanced benefit set forth a schedule of minimum severance for Employee and other members of the Management Committee. To the extent the Company revises the existing Severance Plan to increase the benefits, Employee will be entitled to the greater of (i) the new increased benefits, as modified by this Section 1(b) or (ii) the benefits in existence at the time this Agreement was executed, as modified by this Section 1(b). To the extent Company revises the Severance Plan to decrease benefits or adopts a Severance Plan which allows for a benefit to be paid that is less than that set forth in Exhibit B, Employee shall be entitled to the benefits set forth in Exhibit B, as modified by this Section 1(b).

SECTION 2.                                               DEFINITIONS

For purposes of this Agreement, the following terms are defined as follows:

(a)                                  “Cause” shall mean Employee’s conviction of any felony, Employee’s willful misconduct in connection with the performance of Employee’s duties with Company, or Employee’s taking illegal action in Employee’s business or personal life that harms the reputation or damages the good name of Company.

(b)                                 “Change of Control” shall mean any of the following (i) members of the Board of Directors on February 2, 2006 (“Incumbent Board”) cease for any reason to constitute a majority thereof, provided that persons subsequently becoming directors with the approval of directors constituting at least two-thirds (2/3) of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be considered as members of the Incumbent Board provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Securities Exchange Act of 1934 (the “Act”)) (“Election Contest”) or any other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed to be a member of the Incumbent Board, or (ii) any person as defined in the Act, other than the Company, a Company subsidiary, any employee benefit plan (or related trust) sponsored or maintained by the Company or any Company subsidiary, any employee or any group of persons including an employee (or any entity controlled by an employee or any group of persons including an employee) or an underwriter temporarily holding securities pursuant to an offering of such securities, is or becomes the beneficial owner, directly or indirectly, of 30% or more of the company’s voting securities, or (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company, or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction, or the sale or other disposition of all or substantially all of the Company’s assets to an unaffiliated entity, unless immediately after such corporate transaction or sale, (A) more than 60% of the total voting securities of the corporation resulting from such corporate transaction or sale (or if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the surviving company) is represented by voting securities of the Company that were outstanding immediately prior to such corporate transaction or sale (or by shares into which such Company voting securities were converted pursuant to such corporate transaction or sale) and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company voting securities among the holders thereof immediately prior to the corporate transaction or sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the surviving company or the parent company), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent company (or, if there is no parent company, the surviving company) and (C) at least a majority of the members of the board of directors of the parent company (or, if there is no parent company, the surviving company) following the consummation of the corporate transaction or sale were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such corporate transaction or sale (any corporate transaction or sale which satisfies all of the criteria specified in (A) (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company voting securities as a result of the acquisition of Company voting securities by the Company which reduces the number of Company voting securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company voting securities that increases the percentage of outstanding Company voting securities beneficially owned by such person, a Change of Control of the Company shall then occur.

(c)                                  “Constructive Discharge” shall mean conduct by the Company that would lead a reasonable person to leave employment due to intolerable conditions created by the Company, reduction of the Employee’s base salary (except in the event of a generally proportionate reduction of all of the Management Committee members’ salaries), the cessation of the employee being a member of the Management Committee (provided, however, that in the event Employee voluntarily steps down from the Management Committee, this Agreement shall become void three months from that date), changing Employee’s reporting relationship that results in Employee reporting to someone who is not a member of the Management Committee, changing Employee’s reporting relationship or reducing his/her responsibilities such that it would cause a reasonable person to resign and causes Employee to resign, or requiring Employee to accept a position that would reasonably require relocation.

(d)                                 “Restricted Period” shall mean the twelve (12) month period following the Employee’s termination of employment.

(e)                                  “Management Committee” shall mean the most senior policy setting group of executives within the Company, excluding the Chairman and Chief Executive Officer.

SECTION 3.                                               NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

(a)                                  Employee recognizes that the Company has developed information that is confidential, proprietary and/or nonpublic that is related to its business, operations, services, finances, clients, customers, policyholders, vendors and agents (“Confidential Information”). Employee understands and agrees that he/she is prohibited from using, disclosing, divulging or misappropriating any Confidential Information for his/her own personal benefit or for the benefit of any person or entity, except that Employee may disclose Confidential Information pursuant to a properly issued subpoena, court order, other legal process, or official inquiry of a federal, state or local taxing authority, or other governmental agency with a legitimate legal right to know the Confidential Information. If disclosure is compelled of Employee by subpoena, court order or other legal process, or as otherwise required by law, Employee agrees to notify Company as soon as notice of such process is received and before disclosure and/or appearance takes place. Employee will use reasonable and prudent care to safeguard and prevent the unauthorized use or disclosure of Confidential Information. Confidential Information shall not include any information that:  (a) is or becomes a part of the public domain through no act or omission of Employee or is otherwise available to the public other than by breach of this Agreement; (b) was in Employee’s lawful possession prior to the disclosure and had not been obtained by Employee either directly or indirectly as a result of Employee’s employment with or other service to the Company; (c) is disclosed to Employee by a third party who has authority from the Company to make such disclosure and such disclosure to Employee is not confidential; or (d) is independently developed by Employee outside of Employee’s employment with the Company and without the use of any Confidential Information. Employee further acknowledges that Employee, in the course of employment, has had and will have access to such Confidential Information.

(b)                                 Employee agrees that every document, computer disk, electronic file, computerized information, computer software program, notation, record, diary, memorandum, development, investigation, or the like, and any method or manner of doing business of the Company containing Confidential Information made or acquired by the Employee during employment by the Company is and shall be the sole and exclusive property of Company. The Employee will deliver the same (and every copy, disk, abstract, summary, or reproduction of the same made by or for the Employee or acquired by the Employee) whenever the Company may so require and in any event prior to or at the termination of employment. Nothing in Section 3 is intended or shall be interpreted to mean that the Company may withhold information, including computerized information, relating to Employee’s personal contacts and personal information that may be stored or contained in Employee’s physical or electronic files. The Company further agrees not to unreasonably withhold information relating to Employee’s business-related contacts, to the extent such information falls outside the definition of Confidential Information set forth in Section 3(a) above.

SECTION 4.                                               NON-SOLICITATION/NON-INTERFERENCE.

The parties understand and agree that this Agreement is intended to protect the Company against the Employee raiding its employees and/or its business during the Restricted Period, while recognizing that after his/her termination, Employee is still permitted to freely compete with the Company, except to the extent Confidential Information is used in such solicitation and subject to certain restrictions set forth below. Further, nothing in this Agreement is intended to grant or limit any rights or claims as to any future employer of Employee. To this end, any court considering the enforcement of this Agreement for a breach of this Agreement, must accept this statement of intent.

(a)                                  After Employee has left the employment of the Company and during the Restricted Period, Employee will not seek to recruit or solicit, or assist in recruiting or soliciting, participate in or promote the solicitation of, interfere with, attempt to influence or otherwise affect the employment of any person who was or is employed by the Company at any time during the last three months of Employee’s employment or thereafter. Further, Employee shall not, on behalf of himself/herself or any other person, hire, employ or engage any such person. The parties agree that Employee shall not directly engage in the aforesaid conduct through a third party for the purpose of colluding to avoid the restrictions in this Agreement. However, nothing in this Agreement precludes Employee from directing a third party (including but not limited to employees of his/her subsequent employer or a search firm) to broadly solicit, recruit, and hire individuals, some of whom may be employees of the Company, provided that Employee does not specifically direct such third party to specifically target the Company’s employees generally or specific individual employees of the Company.

(b)                                 After Employee has left the employment of the Company, accepts a position as an employee, consultant or contractor with a direct competitor of the Company, and during the Restricted Period, Employee will not utilize Confidential Information to seek to solicit or assist in soliciting, participate in or otherwise promote the solicitation of, interference with, attempt to influence or otherwise affect any person or entity, who is a client, customer, policyholder, or agent of the Company, to discontinue business with the Company, and/or move that business elsewhere. Employee also agrees not to be directly and personally involved in the negotiation or solicitation of any individual book roll over(s) or other book of business transfer arrangements involving the transfer of business away from Company, even if Confidential Information is not involved. However, nothing in this Agreement precludes the Employee from directing a third party (including but not limited to employees of his/her subsequent employer) to solicit, compete for, negotiate and execute book roll over deals or other book of business transfer arrangements provided that (i) Confidential Information provided by the Employee is not used, (ii) Employee is not personally and directly involved in such negotiations, and (iii) Employee does not direct such third party to target specific agents of Company. Furthermore, nothing in this Agreement precludes the Employee from freely competing with the Company including but not limited to competing on an account by account or deal by deal basis to the extent that he/she does not use Confidential Information.

(c)                                  This Section 4 is inapplicable in the event Employee elects benefits under the Severance Plan.

SECTION 5.                                               ATTORNEYS’ FEES.

If a dispute arises concerning the terms and conditions of this Agreement, Employee and Company agree to pay their own respective attorneys’ fees and costs.

SECTION 6.                                               EXTENSION OF OBLIGATIONS.

If Employee breaches any of the provisions of Section 4 of this Agreement, and if the Company brings legal action for injunctive relief during the Restricted Period and injunctive relief is ordered by a court of competent jurisdiction, then one day of additional time shall be added to the restriction for each day of noncompliance, up to a maximum of twelve (12) months, so that the Company is given the benefit of Employee’s compliance with the restriction for twelve (12) months following employment as agreed. If, however, the Company takes no action within the Restricted Period, then the Company shall have no right to bring a legal action under this Agreement against Employee.

SECTION 7.                                               CONSENT TO JURISDICTION.

Jurisdiction and venue for enforcement of this Agreement, and for resolution of any dispute under this Agreement, shall be exclusively in the federal or state courts in the state and county where the Employee resides at the time that the Company commences an enforcement action. Employee agrees to advise the Company’s General Counsel of his/her residence during the Restricted Period.

SECTION 8.                                               EMPLOYMENT-AT-WILL.

Employee specifically recognizes and agrees that nothing in this Agreement shall be deemed to change the existing employment relationship between the Employee and the Company, and that this Agreement is not an employment agreement for continued employment.

SECTION 9.                                               GOVERNING LAW.

This Agreement shall be construed interpreted in accordance with the laws of the State of Minnesota.

SECTION 10.                                        WAIVER.

The waiver of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach of this Agreement. To the extent that a common law duty exists with respect to the use of Confidential Information that would cause the Company irreparable harm, Employee recognizes and acknowledges his/her obligation to abide by that duty both before and after the Restricted Period.

SECTION 11.                                        SEVERABILITY.

If any provision, section or subsection of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement, including any other provision, section or subsection. Each provision, section, and subsection of this Agreement is separable from every other provision, section and subsection and constitutes a separate and distinct covenant. Both Employee and the Company agree that if any court rules that a restriction contained in this Agreement is unenforceable as written, the parties will meet and confer to negotiate the reformation of the provision.

SECTION 12.                                        ASSIGNMENT AND EXPIRATION OF AGREEMENT.

(a)                                  This Agreement is not assignable by Employee or the Company without the written consent of the other party.

(b)                                 It is the intent of the Company that all members of the Management Committee will sign and be bound by the terms of this Agreement. The Company agrees that this Agreement will only become effective upon the signing of a non-solicitation non-disclosure agreement having the exact same terms as this Agreement by all members of the Management Committee as of February 20, 2006. The Company agrees to notify Employee when all members of the Management Committee have signed the Agreement. The Company also agrees that all future Management Committee members will be required to sign a non-solicitation non-disclosure agreement within thirty (30) days of joining the Management Committee, such agreement to be on the same terms as this Agreement.

(c)                                  The Company agrees that it will not amend, alter, modify, or otherwise change the terms of the non-solicitation non-disclosure agreement for any present or future Management Committee member, except as referenced in Section 12(f). If the Company amends, alters, modifies or otherwise changes the terms of the non-solicitation nondisclosure agreement for any present or future Management Committee member such that the terms are less restrictive than the terms set forth in this Agreement, the Company will modify the terms of this Agreement to reflect the less restrictive terms. The Company agrees to notify Employee in writing within fourteen (14) days of its execution or modification of such a non-solicitation non-disclosure agreement with any present or future Management Committee member. Additionally, in the event that future members of the Management Committee are not required to execute this Agreement, do not sign the Agreement within thirty (30) days of joining the Management Committee, or any member of the Management Committee is no longer bound by this Agreement and permitted to remain on the Management Committee, then this Agreement shall immediately become void. The Company agrees to advise Employee within fourteen (14) days, that the Agreement has become void.

(d)                                 In the event that there is a Change in Control of the Company, Employee is removed from the Management Committee, and/or the employee is Constructively Discharged, then this Agreement shall immediately become void.

(e)                                  In the event that Employee loses employment under the conditions as defined in the Severance Plan or as further defined in Section 1(b) and Employee accepts and signs the Waiver and Release, as defined and required by the Severance Plan, then Employee shall receive the enhanced benefits set forth in Section 1(b), and this Agreement shall become null and void.

(f)                                    The Company may, from time to time, deem it necessary to enter into an agreement on a temporary basis that provides greater severance benefits than are being provided in Section 1(b) when hiring a new member of the Management Committee or when asking an existing member to relocate or asking a member to take a position substantially different from the member’s current position. In the event those greater severance benefits are provided for a period longer than 24 months, the benefits under this Agreement shall be enhanced, on a pro-rata basis (for example, if such new member’s benefit was increased by 12 months over Employee’s benefit, then Employee’s benefit would be increased by 12 months), to incorporate the increased benefits provided to the other employee.

(g)                                 Notwithstanding Sections 12(b) and 12(c), the Company agrees that in the event Employee has an existing agreement in place with Company with more restrictive non-solicitation and/or non-disclosure terms, those more restrictive terms will govern until their expiration, if any, at which time this Agreement will wholly take effect. In the event Employee has an existing agreement in place with Company with no or less restrictive non-solicitation and/or non-disclosure terms, the more restrictive terms contained in this Agreement with govern.

SECTION 13.                                        RELIEF

(a)                                  Employee expressly acknowledges that the terms of Sections 3 and 4 are material to this Agreement. Employee further acknowledges and agrees that the Confidential Information acquired during Employee’s employment with the Company is valuable and unique, and that any breach by Employee of the provisions of Sections 3 and 4 will cause the Company irreparable injury and damage that cannot reasonably or adequately be compensated by monetary damages. Employee, therefore, expressly agrees that the Company shall be entitled to injunctive relief in a court of competent jurisdiction in accordance with the laws of the applicable jurisdiction.

(b)                                 The parties agree that injunctive relief is the exclusive remedy that is available to the Company against Employee in the event the Employee breaches this Agreement.

(c)                                  If the Company takes no legal action within the Restricted Period, then it shall not be entitled to bring any legal action under this Agreement against Employee or for any extension of the Restricted Period.

SECTION 14.                                        ENTIRE AGREEMENT.

This Agreement constitutes the entire Agreement and understanding between the Company and the Employee concerning the subject matters hereof. No modification, amendment, termination or waiver of this Agreement shall be binding unless in writing and signed by the Employee and a duly authorized representative of the Company.

IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement under seal as of the day and year first above written.

THE ST. PAUL TRAVELERS COMPANIES, INC.

By:

Name:

Title:

EMPLOYEE

By:

Name: